Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-182074, 333-174019, 333-163910, 333-159832, 333-115498, 333-104347, 333-85854, and 333-134062) of Coherent, Inc. of our report dated January 17, 2017, relating to the consolidated financial statements of ROFIN-SINAR Technologies Inc. and subsidiaries, appearing in the Current Report on Form 8-K/A of Coherent, Inc. dated January 17, 2017.

/s/ DELOITTE & TOUCHE LLP
Detroit, MI
January 17, 2017